Exhibit 1

Execution Copy

TEPPCO Partners, L.P.

5,000,000 Units
Representing Limited Partner Interests

Underwriting Agreement

New York, New York
June 28, 2006

Citigroup Global Markets Inc.
Lehman Brothers Inc.
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Sanders Morris Harris Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc.

As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York  10019

Ladies and Gentlemen:

TEPPCO Partners, L.P., a limited partnership organized under the laws of  Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. and Lehman Brothers Inc. (the “Representatives”) are acting as representatives, 5,000,000 units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “LP Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 750,000 additional LP Units exercisable in the event the Underwriters sell more than the number of Firm Units in the offering (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

Each of (i) the Partnership, (ii) Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”), (iii) TEPPCO GP, Inc., a Delaware corporation and general partner of each of the Operating Partnerships (as defined below) and Jonah Gathering (as defined below) (“TEPPCO GP”), (iv) TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership (“TE Products”), (v) TCTM, L.P., a Delaware limited partnership (“TCTM”), (vi) TEPPCO Midstream Companies, L.P., a Delaware limited partnership (“TEPPCO Midstream” and together with TE Products and TCTM, the “Operating Partnerships”), (vii) Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah Gathering”) and (viii) Val Verde Gas Gathering Company, L.P., a Delaware limited partnership (“Val Verde”), are referred to collectively as the “TEPPCO Entities.”

1.             Representations and Warranties. The Partnership represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           Use of Form S-3; Filing of Prospectuses. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File No. 333-110207) on Form S-3, including a related base prospectus (the “Base Prospectus”), for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement, together with the Base Prospectus, shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)           No Material Misstatements or Omissions. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. Each forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Partnership in such documents,  including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. No order preventing or suspending the use of the Prospectus has been issued by the Commission.

(c)           Disclosure Package; No Material Misstatements or Omissions. The Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information contained in or omitted from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)           Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)) the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e)           Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any prospectus supplement relating to the Units deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus, when filed with the Commission, complied in all material respects with the requirements of the Exchange Act.

(g)           Capitalization. The Partnership’s capital as of March 31, 2006 is as set forth in the Preliminary Final Prospectus in the column entitled “Actual” under the heading “Capitalization.”  The adjustments to the Partnership’s capital as of March 31, 2006 as set forth under the column entitled “As Adjusted” represent the adjusted effects on the Partnership’s capital of the offer and sale of the Firm Units and the application of the estimated net proceeds from such offer and sale in the manner set forth in the Preliminary Final Prospectus under the heading “Use of Proceeds”, and the other transactions described therein.

(h)           Formation and Good Standing. Each of the General Partner, the Partnership, TEPPCO GP, the Operating Partnerships, and their respective subsidiaries listed in Schedule II hereto (the “Subsidiaries”) has been duly formed or incorporated, as the case may be, and is validly existing in good standing under the laws of its respective jurisdiction of formation or incorporation, as the case may be, with full corporate, limited liability company or partnership, as the case may be, power and authority to conduct all the activities conducted by it, to own, lease and operate its properties and to conduct its business and, in the case of the General Partner and TEPPCO GP, to act as the general partner of the Partnership and the Operating Partnerships, respectively, in each case in all material respects as described in the Disclosure Package and the Final Prospectus. Each of the General Partner, the Partnership, TEPPCO GP, the Operating Partnerships and the Subsidiaries is duly qualified or registered and in good standing as a foreign partnership, limited liability company or corporation, as the case may be, to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to register (i) would not, individually or in the aggregate, result in a material adverse effect on the business, properties, condition (financial or otherwise), results of operations, earnings or prospects of the TEPPCO Entities and their subsidiaries taken as a whole or invalidate this Agreement (a “Material Adverse Effect”), (ii) would not subject the limited partners of the Partnership to any material liability or disability or (iii) with respect to TEPPCO GP, would not subject the Partnership, as the sole limited partner of each of the Operating Partnerships, to any liability by reason of such failure.

(i)            Ownership of General Partner Interests in the Partnership and Operating Partnerships. The General Partner is the sole general partner of the Partnership with a 1.999999% general partner interest in the Partnership, and TEPPCO GP is the sole general partner of each of the Operating Partnerships with a 0.001% general partner interest in each of the Operating Partnerships. Such general partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement and the respective agreements of limited partnership of the Operating Partnerships (the “Operating Partnership Agreements”), respectively, and such general partner interests are owned by the General Partner and TEPPCO GP, respectively, free and clear of all liens, encumbrances (except as contained in the Partnership Agreement or the Operating Partnership Agreements), security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Disclosure Package or the Final Prospectus.

(j)            Ownership of Limited Partner Interests in the Operating Partnerships. The Partnership is the sole limited partner of each of the Operating Partnerships with a 99.999% limited partner interest in each of the Operating Partnerships; such limited partner interests have been duly authorized and validly issued in accordance with the respective Operating Partnership Agreement, are fully paid (to the extent required under the respective Operating Partnership Agreement) and non-assessable, except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, as amended (“Delaware LP Act”). The Partnership owns such limited partner interests in the Operating Partnerships free and clear of all liens, encumbrances (except as contained in the Partnership Agreement or the Operating Partnership Agreements), security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Disclosure Package or the Final Prospectus.

(k)           Ownership of Capital Stock in TEPPCO GP. The Partnership owns 100% of the issued and outstanding capital stock of TEPPCO GP; such capital stock has been duly authorized and validly issued and fully paid; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Disclosure Package or the Final Prospectus.

(l)            Ownership of Limited Partner Interests and Limited Liability Company Interests of Subsidiaries. The Partnership, directly or indirectly, owns 100% of the limited partner interests or limited liability company interests, as the case may be, in the

Subsidiaries, free and clear of all liens, encumbrances (except as contained in the limited liability company agreement or partnership agreement of the respective Subsidiary), security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Disclosure Package or the Final Prospectus. Such limited partner interests or limited liability company interests, as the case may be, have been duly authorized and validly issued in accordance with the partnership agreements or limited liability company agreements, as the case may be, of the respective Subsidiaries, and are fully paid (to the extent required under the respective limited partnership agreements or limited liability company agreements, as the case may be) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (“Delaware LLC Act”), in the case of a Delaware limited liability company, or Section 17-607 of the Delaware LP Act, in the case of a Delaware limited partnership).

(m)          Ownership of General Partner Interests of Subsidiaries. The Partnership, directly or indirectly, owns 100% of the general partner interests in the Subsidiaries, free and clear of all liens, encumbrances (except as contained in the partnership agreement of the respective Subsidiary), security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Disclosure Package or the Final Prospectus. Such general partner interests have been duly authorized and validly issued in accordance with the partnership agreements of the respective Subsidiaries.

(n)           Ownership of Limited Partner Interests in Seaway Crude Pipeline Company. TEPPCO Seaway, L.P. owns a 50% general partner interest in Seaway Crude Pipeline Company free and clear of all liens, encumbrances (except as contained in the partnership agreement of Seaway Crude Pipeline Company), security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Disclosure Package or the Final Prospectus. Such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of Seaway Crude Pipeline Company.

(o)           Partnership Interests. As of the date of this Agreement and immediately prior to the issuance of the Firm Units pursuant to this Agreement, there are 69,963,554 outstanding LP Units representing limited partner interests in the Partnership. All of such outstanding LP Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Final Prospectus).

(p)           Capitalization of General Partner. DFI GP Holdings, L.P., a Delaware limited partnership (“DFI”), owns 100% of the limited liability company interests in the General Partner free and clear of free and clear of all liens, encumbrances (except as contained in the limited liability company agreement of the General Partner or the credit agreement dated as of August 18, 2005, as amended), security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Disclosure Package or the Final Prospectus. Such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).

(q)           Intentionally Omitted.

(r)            Intentionally Omitted.

(s)           Absence of Defaults and Conflicts. None of the TEPPCO Entities nor any of their subsidiaries is (i) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both, would result in any breach of, or constitute a default under), the respective partnership agreement or certificate of limited partnership or limited liability company agreement or certificate or articles of incorporation or formation, or any other organizational document, as the case may be, or (ii) in violation of the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or any other evidence of indebtedness or any agreement, lease, contract or other agreement or instrument to which any of the TEPPCO Entities or any of their subsidiaries is bound or is a party or by which any of them or any of their properties is bound, which violation in the performance or observance, in the case of clause (ii), would, if continued, have a Material Adverse Effect or could materially impair the ability of the Partnership to perform its obligations under this Agreement; and the execution, delivery and performance of this Agreement by the Partnership and the issuance of the Units and consummation by the Partnership of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (or constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any provisions of (A) the respective partnership agreement or certificate of limited partnership or limited liability company agreement or articles or certificate of incorporation or formation, or any other organizational document, as the case may be, of any of the TEPPCO Entities or any of their subsidiaries, (B) any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which any of the TEPPCO Entities is a party or by which any of them or their respective properties may be bound or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the TEPPCO Entities or any of their subsidiaries, which conflicts, breaches or defaults, in the case of clause (B), would, individually or in the aggregate, have a Material Adverse Effect.

(t)            Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized, validly executed and delivered by the Partnership and the General Partner on behalf of the Partnership.

(u)           Accuracy of Disclosure. The Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus. All legal or governmental proceedings, affiliate transactions, contracts, leases or documents of a character required to be described in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus or the documents incorporated by reference therein or to be filed as an exhibit thereto have been so described or filed as required.

(v)           Authorization of Units. On the Closing Date, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby to be issued and sold by the Partnership have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Final Prospectus) and will not be subject to any preemptive or similar right or voting or transfer restriction, except as provided in the Partnership Agreement.

(w)          No Consents. No approval, authorization, consent, order, registration, filing or qualification (“consent”) of or with any court or any national, state or local governmental or regulatory commission, board, authority, agency or body is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation by the Partnership of the transactions contemplated by this Agreement, except for (i) registration of the Units under the Act which has been or will be completed, (ii) any necessary qualification under the Exchange Act and state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) or (iv) such consents that have been obtained.

(x)            Absence of Restrictions on Units. Except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus or contained in the Partnership Agreement and except for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any LP Units, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any LP Units, and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any LP Units in the Partnership, or to include any LP Units in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Units as contemplated thereby or otherwise, except for such rights as have been  complied with or waived.

(y)           Independent Registered Public Accountants. KPMG LLP (“KPMG”) who have certified or shall certify the audited financial statements of the Partnership and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules contained or incorporated by reference into the Registration Statement, any Preliminary Final Prospectus and the Final Prospectus (or any amendment or supplement thereto) are independent registered public accountants with respect to the Partnership and the General Partner as required by the Act and Exchange Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”). Deloitte & Touche LLP (“D&T), who have delivered or will deliver a comfort letter with respect to the unaudited financial statements as of and for the three months ended March 31, 2006, are independent registered public accountants with respect to the Partnership as required by the Act and the Exchange Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB.

(z)            Permits. Each of the TEPPCO Entities and their subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business in the manner described in the Disclosure Package and the Final Prospectus and except for such licenses, authorizations, consents, approvals and filings that, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect; none of the TEPPCO Entities or their subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the TEPPCO Entities or their subsidiaries, the effect of which, individually or in the aggregate, would have a Material Adverse Effect.

(aa)         Absence of Proceedings. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership, threatened, against any of the TEPPCO Entities or to which any of their respective officers is a party or of which any of their respective properties or assets is subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

(bb)         Financial Statements. The historical consolidated financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Preliminary Final Prospectus, the Registration Statement and the Final Prospectus present fairly in all material respects, the consolidated financial position, results of operations and cash flows and changes in financial position of the Partnership and its subsidiaries as of the dates and for the periods indicated and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, and comply as to form with the applicable accounting requirements of the Exchange Act (except as noted therein). The selected financial data of the Partnership set forth under the caption “Summary Historical Financial and Operating Data” in the Preliminary Final Prospectus, the Final Prospectus

and the Registration Statement fairly present, on the basis stated in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement, the information included therein. The other financial and statistical information and data in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement have been presented and prepared on a basis consistent with the financial statements and books and records of the Partnership and fairly presents the information purported to be shown thereby. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act to be included in the Preliminary Final Prospectus, the Registration Statement or the Final Prospectus. None of the Partnership or its consolidated subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Preliminary Final Prospectus or the Final Prospectus or the documents incorporated by reference therein. Nothing has come to the attention of the Partnership that has caused it to believe that the statistical and market-related data included in the Registration Statement and the Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(cc)         No Material Adverse Change in Business. None of the TEPPCO Entities has sustained since the date of the latest audited financial statements included in the Registration Statement and the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Disclosure Package. Subsequent to the respective dates as of which information is given in the Registration Statement and the Disclosure Package, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, (ii) any transaction which is material to the Partnership and its subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), which is material to the Partnership and its subsidiaries taken as a whole, incurred by the Partnership or any of its subsidiaries, (iv) any material change in the capital stock, equity interests or outstanding indebtedness of the Partnership or any of its subsidiaries, (v) any dividend or distribution of any kind declared, paid or made by the Partnership (other than in the ordinary course of business), or (vi) any event that has invalidated or could invalidate the Agreement.

(dd)         Lock-Up Agreements. The Partnership has obtained for the benefit of the Underwriters the agreement, substantially in the form set forth as Exhibit C hereto, of each of the General Partner’s directors and officers (as defined in Rule 16a-1(f) under the Exchange Act) as set forth on Schedule III (collectively, the “Lock-Up Agreements”).

(ee)         Investment Company. None of the TEPPCO Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds”

will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ff)           Statistical and Market Data. Any statistical and market-related data included in the Preliminary Final Prospectus, the Final Prospectus and the Registration Statement are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent the General Partner believes is required.

(gg)         No Stabilization. None of the TEPPCO Entities or any of their subsidiaries, nor any of their directors, officers or controlling person has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(hh)         Foreign Corrupt Practices Act. None of the TEPPCO Entities nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of any of the TEPPCO Entities or their subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by any of the foregoing of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the TEPPCO Entities and their subsidiaries, and to the knowledge of the Partnership, its and the affiliates of the TEPPCO Entities and their subsidiaries, have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance thereunder.

(ii)           Intellectual Property. Each of the TEPPCO Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent rights, licenses, inventions, service mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses now operated by them, and none of the TEPPCO Entities nor any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any of the TEPPCO Entities or their subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(jj)           No Labor Dispute. No labor dispute with the employees that are engaged in the business of the Partnership or its subsidiaries exists or, to the knowledge of the Partnership, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(kk)         Environmental Compliance. Each of the TEPPCO Entities and their subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, result in a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as set forth in the Disclosure Package and the Final Prospectus, none of the TEPPCO Entities nor their subsidiaries has been named as a “potentially responsible party” under CERCLA.

In the ordinary course of its business, the Partnership conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the TEPPCO Entities and their subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Disclosure Package and the Final Prospectus, there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including without limitation, costs of compliance therewith) which would, singly or in the aggregate, have a Material Adverse Effect.

(ll)           Title to Properties. Each of the TEPPCO Entities and their subsidiaries have satisfactory and marketable title to all properties and assets owned by such entities, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Disclosure Package or the Final Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such entities; and all such leases and subleases material to the business of such entities, and under which such entities hold properties described in Disclosure Package or the Final Prospectus, are in full force and effect, and none of such entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of such entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entities to the continued possession of the leased or subleased premises under any such lease or sublease.

(mm)       Right-of-Way. Each of the TEPPCO Entities and their subsidiaries has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package or the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package or the Final Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the TEPPCO Entities and their subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would results in any impairment of the rights of the holder of any such rights-of-way, except for such revocations and assets owned by such entities, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Disclosure Package or the Final Prospectus or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such entities; terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Disclosure Package or the Final Prospectus; and, except as described in the Disclosure Package or the Final Prospectus, non of such rights-of-way contains any restriction that is materially burdensome to the TEPPCO Entities and their subsidiaries, taken as a whole.

(nn)         Significant Subsidiaries. The subsidiaries listed on Schedule IV attached hereto are the only significant subsidiaries of the Partnership as defined by clauses (2) or (3) of Rule 1-02 of Regulation S-X.

(oo)         NASD Affiliations. To the Partnership’s knowledge after due inquiry, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. and any of the Partnership or General Partner’s officers, directors or securityholders, except as set forth in the Disclosure Package and the Final Prospectus.

(pp)         Internal Accounting Controls. The Partnership and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(qq)         Related Party Transactions. No relationship, direct or indirect, exists between or among the TEPPCO Entities on the one hand, and the directors, officers, partners, customers or suppliers of the General Partner and its affiliates (other than the TEPPCO Entities) on the other hand, which is required to be described in the Disclosure Package or the Final Prospectus which is not so described.

(rr)           Tax Returns. Each of the Partnership and its subsidiaries has filed all material foreign, federal, state and local income and franchise tax returns that are required by law to be filed by them through the date hereof, which returns are complete and correct in all material respects, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and have paid all material taxes, assessments and other governmental charges as required to be paid, including any interest, additions to tax or penalties applicable thereto, levied upon them or any of their properties, assets, income or franchises which are due and payable, other than (i) those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made and (ii) with respect to state and local taxes such as will not result in a Material Adverse Effect. There are no tax returns of any of the Partnership or its subsidiaries that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any of the Partnership or its subsidiaries has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect.

(ss)         Insurance. Each of the TEPPCO Entities and their subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged; except as disclosed in the Disclosure Package and the Final Prospectus, no TEPPCO Entity or any of its subsidiaries has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all policies of insurance insuring the TEPPCO Entities and their subsidiaries or their respective businesses, assets, employees, officers and directors are outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and any settlement date, as the case may be.

(tt)           NYSE Listing. The Units have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(uu)         Sarbanes-Oxley Act. The principal executive officer and principal financial officer of the General Partner have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct. The Partnership and the General Partner are otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective, including Section 402 related to loans.

(vv)         Prohibition on Dividends and Distributions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends or distributions to the Partnership, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(ww)       Partnership Agreements. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, and each of the Operating Partnership Agreements and partnership agreements of the partnership Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as the enforceability of such agreements may be affected by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xx)          Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in achieving reasonable assurance that the Partnership’s desired control objectives as described in Item 4 of the Partnership’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 (“First Quarter 2006 Report”) have been met.

(yy)         No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the First Quarter 2006 Report, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(zz)          No Changes in Internal Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

Any certificate signed by any officer of the TEPPCO Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the purchase price of $34.08 per Unit, the number of Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised in the event that the Underwriters sell more Units than the number of the Firm Units in the offering. Said option may be exercised once in whole or in part at any time on or before the 30th day after the Closing Date upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Units.

3.             Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule V hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives at the location and on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

5.             Agreements. The Partnership agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives  (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice from the Commission received by the Partnership that would prevent its use or the institution or threatening of any proceeding known to the Partnership for that purpose and (5) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           Intentionally omitted.

(c)           If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d)           If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, supplement the Final Prospectus or file a new registration statement (including under Rule 462(b)) to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (4) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)           As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)            The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto, in each case as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g)           Intentionally omitted.

(h)           The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate,will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of the NASD, in connection with its review, if any, of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(i)            The Partnership agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule VI hereto. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)            The Partnership will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or the General Partner or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any LP Units or any securities convertible into or exercisable or exchangeable for, LP Units; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement; provided, however, that the Partnership may (1) issue or sell LP Units to the General Partner or its affiliates in accordance with the transactions described in the Partnership’s preliminary proxy statement filed with the Commission on June 26, 2006 (or any amendment or supplement thereto) or otherwise as approved by the limited partners of the Partnership, (2) file or participate in the filing of a registration statement with the Commission in respect of LP Units or securities convertible into or exercisable or exchangeable for LP Units under any employee unit option plan, employee unit ownership plan or other employee benefit plan or distribution reinvestment plan or (3) issue or sell LP Units or securities convertible into or exercisable or exchangeable for LP Units under any such plan.

(k)           The Partnership agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of printing and distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Final Prospectus, the Final Prospectus and any amendment or supplement to the Final Prospectus and any Free Writing Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any underwriting and selling group documents and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review, if applicable, by the NASD of the terms of sale of the Units; (f) any applicable listing or other similar fees; (g) the fees and expenses of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 5 and in Section 7 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

(l)            The Partnership will use the net proceeds received by them from the sale of the Units in the manner specified in the Final Prospectus under “Use of Proceeds.”

(m)          The Partnership will take such steps as shall be necessary to ensure that none of the TEPPCO Entities nor any of their subsidiaries shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(n)           The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units sold pursuant to the Final Prospectus.

6.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership and the officers of the General Partner made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice from the Commission that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and delivery of this Agreement, the issuance and sale of the Units and the filing of the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           The Partnership shall have requested and caused (i) Baker Botts L.L.P., counsel for the Partnership, to have furnished to the Representatives their opinion addressed to the Underwriters and dated the Closing Date, substantially to the effect set forth in Exhibit A and (ii) Patricia A. Totten, general counsel of the General Partner of the Partnership, to have furnished to the Representatives her opinion addressed to the Underwriters and dated the Closing Date, substantially to the effect set forth in Exhibit B, with reproduced copies of each for the other Underwriters and each in a form reasonably satisfactory to Andrews Kurth LLP, counsel for the Underwriters.

(d)           The Representatives shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)           The Partnership shall have requested and caused KPMG to have furnished to the Representatives, at the Execution Time and as of the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date or any settlement date, in form and substance reasonably satisfactory to the Representatives. The Partnership shall have requested and caused D&T to have furnished to the Representatives, at the Execution Time and as of the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date or any settlement date, in form and substance reasonably satisfactory to the Representatives. The letters delivered on the Closing Date shall (i) confirm that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) state that, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirm in all material respects the conclusions and findings set forth in the initial letters

(f)            The Partnership shall have furnished to the Representatives a certificate, dated the Closing Date, of the chief executive officer and the chief financial officer of its general partner, in its capacity as the general partner of the Partnership, stating that such officers have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements thereto and this Agreement and that:

(i)            the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice from the Commission that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g)           If any event shall have occurred on or prior to such Closing Date that requires the Partnership under Section 5(d) to prepare an amendment or supplement to the Final Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have been given a reasonable opportunity to comment thereon as provided in Section 5(d) hereof, and copies thereof shall have been delivered to the Underwriters reasonably in advance of such Closing Date.

(h)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Closing Date, prevent the issuance or sale of the Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date which would prevent the issuance or sale of the Units.

(i)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(j)            The NYSE shall have approved the Units for listing, subject only to official notice of issuance.

(k)           At the Execution Time, the Partnership shall have furnished to the Representatives the Lock-up Agreements addressed to the Representatives.

(l)            Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(m)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Partnership, at One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through Citigroup Global Markets Inc. and Lehman Brothers Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.             Indemnification and Contribution. (a)  The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in the Base Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership, the directors of the General Partner, the respective officers of the General Partner who sign the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with reference to written information relating to the Underwriters furnished to the Partnership by or on behalf of any such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership acknowledges that the statements set forth in the Preliminary Final Prospectus and the Final Prospectus in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Units; (ii) the first sentence in the third paragraph related to concessions, (iii) the eighth, ninth and tenth paragraphs related to stabilization, syndicate covering transactions and penalty bids, (iv) the fifteenth paragraph related to electronic distribution, and (v) the last sentence in the twelfth paragraph related to discretionary sales, and, in the pricing sheet filed with the Commission by the Partnership as a Free Writing Prospectus on June 28, 2006, the information regarding stabilizing transactions, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Final Prospectus, Final Prospectus, or any Issuer Free Writing Prospectuses.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting

Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the LP Units shall have been suspended by the Commission or the NYSE or limited or minimum prices shall have been established in respect of the LP Units on the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on the NYSE, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iv) a material disruption in commercial banking or clearance services in the United States, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or the General Partner’s respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:  (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel and to Lehman Brothers Inc., 745 Seventh Ave., New York, New York, 10019 Attention: Syndicate Department, fax: (646) 834-8133; or, if sent to the Partnership, will be mailed, delivered or telefaxed to (713) 381-4039 and confirmed to it at TEPPCO Partners, L.P., 1100 Louisiana, Suite 1300, Houston, Texas 77002 attention of the Legal Department, with a copy (which shall not constitute notice), to Joshua A. Davidson, Esq., Baker Botts L.L.P. at 910 Louisiana, Houston, Texas 77002-4995.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No fiduciary duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering of the Units (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

15.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.           Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, including the Preliminary Final Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule VI hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

20.           Submission to Jurisdiction; Waiver of Jury Trial. The parties hereby consent to (i) nonexclusive jurisdiction in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New

York, (ii) nonexclusive personal service with respect thereto, and (iii) personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party. Each of the parties (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to the jurisdiction of which the parties is or may be subject, by suit upon such judgment.

21.           Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the TEPPCO Entities and/or the offering that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the several Underwriters.

Very truly yours,

TEPPCO PARTNERS, L.P.

By:	Texas Eastern Products Pipeline
Company, LLC, its General Partner

By:	/s/ William G. Manias
Name: William G. Manias
Title: Vice President and Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

Citigroup Global Markets Inc.

By:	/s/ Trevor Heinzinger
Name: Trevor Heinzinger
Title: Vice President

Lehman Brothers Inc.

By:	/s/ Robert R. Pierce
Name: Robert R. Pierce
Title: Managing Director

For themselves and the other
several Underwriters
named in Schedule I to the
foregoing Agreement.

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	1,150,000
Lehman Brothers Inc.	1,150,000
UBS Securities LLC	550,000
A.G. Edwards & Sons, Inc.	475,000
Wachovia Capital Markets, LLC	475,000
Raymond James & Associates, Inc.	300,000
RBC Capital Markets Corporation	300,000
Sanders Morris Harris Inc.	300,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	300,000
Total	5,000,000

SCHEDULE II

SUBSIDIARIES

TEPPCO Terminals Company, L.P.

TEPPCO Interests, LLC

TG Pipeline GP, LLC

TG Pipeline LP, LLC

TG Pipeline, L.P.

TEPPCO NGL Pipelines, LLC

Chaparral Pipeline Company, L.P.

Dean Pipeline Company, L.P.

Panola Pipeline Company, L.P.

Quanah Pipeline Company, L.P.

Val Verde Gas Gathering Company, L.P.

Wilcox Pipeline Company, L.P.

Jonah Gas Gathering Company

Jonah Gas Marketing, LLC

TEPPCO Colorado, LLC

TEPPCO Crude GP, LLC

TEPPCO Crude Oil, L.P.

Lubrication Services, L.P.

TEPPCO Crude Pipeline, L.P.

TEPPCO Seaway, L.P.

SCHEDULE III

LOCK-UP AGREEMENTS

Richard H. Bachmann

Michael B. Bracy

Michael A. Creel

W. Randall Fowler

Murray H. Hutchison

Richard S. Snell

Jerry E. Thompson

Samuel N. Brown

J. Michael Cockrell

John N. Goodpasture

William G. Manias

Leonard W. Mallett

Stephen O. McNair

William Ordemann

C. Bruce Shaffer

2

SCHEDULE IV

SIGNIFICANT SUBSIDIARIES

TE Products Pipeline Company, Limited Partnership

Jonah Gas Gathering Company

TEPPCO GP, Inc.

TEPPCO Midstream Companies, L.P.

Val Verde Gas Gathering Company, L.P.

TEPPCO NGL Pipelines, LLC

TEPPCO Crude Pipeline, L.P.

TEPPCO Crude GP, LLC

TCTM, L.P.

TEPPCO Crude Oil, L.P.

TEPPCO Seaway, L.P.

3

SCHEDULE V

Underwriting Agreement dated June 28, 2006

Registration Statement No. 333-110207

Representatives:  Citigroup Global Markets Inc. and Lehman Brothers Inc.

Title, Purchase Price and Description of Securities:

Title: Units representing limited partner interests

Number of Firm Units to be sold by the Partnership:  5,000,000

Number of Option Units to be sold by the Partnership:  750,000

Price per Unit to Public (include accrued dividends, if any): $35.50

Price per Unit to the Underwriters — total: $34.08

Other provisions: Prior to the purchasing of Units being offered pursuant to the Final Prospectus, between June 26 and June 28, 2006, one of the Underwriters purchased, on behalf of the underwriting syndicate, 160,000 LP Units at an average price of $35.6703 per LP Unit in stabilizing transactions.

Closing Date, Time and Location: July 5, 2006 at 10:00 a.m. at Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002

Type of Offering:  Non-Delayed

Date referred to in Section 5(i) after which the Partnership may offer or sell securities issued by the Partnership without the consent of the Representative(s):  August 27, 2006

Modification of items to be covered by the letter from  KPMG LLP delivered pursuant to Section 6(e) at the Execution Time:  None

4

SCHEDULE VI

Schedule of Free Writing Prospectuses included in the Disclosure Package

Free Writing Prospectus filed by the Partnership with the Commission on June 28, 2006

5

Exhibit A

Form of Opinion of Baker Botts L.L.P.

1.                                       Each of the Partnership and the Operating Partnerships is validly existing as a limited partnership in good standing under the Delaware LP Act, with limited partnership power and authority to own or lease (as the case may be) its properties and to conduct its business, in each case in all material respects as described in the Final Prospectus and, with respect to the Partnership, to perform its obligations pursuant to the Underwriting Agreement and to issue, sell and deliver the Firm Units as contemplated by the Underwriting Agreement.

2.                                       The General Partner is validly existing as a limited liability company in good standing under the Delaware LLC Act, with limited liability company power and authority to own or lease (as the case may be) its properties, to conduct its business and to act as the general partner of the Partnership, in each case in all material respects as described in the Final Prospectus.

3.                                       TEPPCO GP is validly existing as a corporation in good standing under the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own or lease (as the case may be) its properties, to conduct its business and to act as the general partner of each of the Operating Partnerships, in each case in all material respects as described in the Final Prospectus.

4.                                       Each of the Partnership, the Operating Partnerships, the General Partner and TEPPCO GP is duly registered or qualified as a foreign limited partnership, limited liability company or corporation, as the case may be, for the transaction of business under the laws of the State of Texas.

5.                                       To such counsel’s knowledge, DFI GP Holdings L.P. (“DFI”) owns 100% of the issued and outstanding limited liability company interests of the General Partner; DFI owns such limited liability company interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the limited liability company agreement of the General Partner or as described in the Final Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the DFI as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

6.                                       The General Partner is the sole general partner of the Partnership with a 1.999999% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Final Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the

State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

7.                                       TEPPCO GP is the sole general partner of each of the Operating Partnerships with a 0.001% general partner interest in each of the Operating Partnerships; such general partner interests have been duly authorized and validly issued in accordance with the respective Operating Partnership Agreement; and TEPPCO GP owns such general partner interests free and clear of all liens, encumbrances (except restrictions on transferability contained in the Operating Partnership Agreements or as described in the Final Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TEPPCO GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

8.                                       The Partnership is the sole limited partner of each of the Operating Partnerships with a 99.999% limited partner interest in each of the Operating Partnerships; such limited partner interests have been duly authorized and validly issued in accordance with the respective Operating Partnership Agreement; and the Partnership owns such limited partner interests in the Operating Partnerships free and clear of all liens, encumbrances (except restrictions on transferability contained in the Operating Partnership Agreements or as described in the Final Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

9.                                       The Partnership owns 100% of the issued and outstanding capital stock of TEPPCO GP; such capital stock has been duly authorized and validly issued; and the Partnership owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

10.                                 The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership.

11.                                 The Firm Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership

Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and otherwise by matters described in the Final Prospectus).

12.                                 To such counsel’s knowledge, the Partnership’s issued and outstanding LP Units, taking into account the issuance and sale of the Firm Units, are as set forth in the Disclosure Package and the Final Prospectus; and, except as described in the Final Prospectus or as have been complied with or waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests or capital stock, as the case may be, of the Partnership, TEPPCO GP or the Operating Partnerships, in each case pursuant to the organizational documents of such entity. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Firm Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any units or other securities of the Partnership, TEPPCO GP or the Operating Partnerships, other than as described in the Disclosure Package and the Final Prospectus, as provided in the Partnership Agreement or as have been complied with or waived.

13.                                 The Firm Units conform in all material respects as to legal matters to the description thereof set forth under the captions “Description of Units” (excluding the information under the captions “—Cash Distribution Policy Under Proposed Partnership Agreement” and “—Manner of Adjustments for Gain Under Proposed Partnership Agreement,” as to which such counsel need express no opinion) and “Material Tax Consequences” in the Disclosure Package and the Final Prospectus.

14.                                 The Registration Statement was declared effective under the Securities Act on November 3, 2003; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

15.                                 The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and the Operating Partnership Agreements have been duly authorized, executed and delivered by TEPPCO GP and the Partnership and are valid and legally binding agreements of each of TEPPCO GP and the Partnership, enforceable against each of them in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

16.                                 None of the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership,

or the consummation by the Partnership of the transactions contemplated thereby (i) constitutes or will constitute a violation of the certificate of limited partnership, agreement of limited partnership, certificate of incorporation or bylaws of the Partnership, the Operating Partnerships or TEPPCO GP, as the case may be, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any agreement identified on an attachment hereto, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership, the Operating Partnerships or TEPPCO GP pursuant to any of the documents or instruments referenced in clause (i), (ii) or (iii), which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect, provided that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

17.                                 No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of Texas is required for the offering, issuance and sale by the Partnership of the Firm Units, the execution, delivery and performance of the Underwriting Agreement by the Partnership or the consummation by the Partnership of the transactions contemplated by the Underwriting Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need express no opinion or (ii) for such consents that have been obtained or made.

18.                                 The Registration Statement and the Final Prospectus any supplements or amendments thereto made by the Partnership prior to the Closing Date (except for the financial statements and the notes and schedules thereto, and other financial, statistical and accounting data included in the Registration Statement or the Final Prospectus, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder.

19.                                 None of the Partnership, TEPPCO GP or the Operating Partnerships is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

20.                                 The Firm Units are duly authorized for listing, subject only to official notice of issuance, on the New York Stock Exchange.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Partnership, with representatives of the Partnership’s independent registered public accounting firm and with you and your counsel, at which the contents of the Registration Statement, the Disclosure Package, the Final Prospectus and related matters were discussed, and although such counsel did not independently verify the information in the Registration Statement, the Disclosure Package or the Final Prospectus, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent stated in paragraph 13 above), such counsel shall advise you that, on the basis of the foregoing, no facts have come to such counsel’s attention to lead such counsel to believe that:

(A) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

(C) the Final Prospectus, as of its date and on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In this paragraph, references to the Registration Statement, the Disclosure Package or the Final Prospectus do not include references to any of the following, as to which such counsel need express no opinion, which the Registration Statement, the Final Prospectus or the Disclosure  Package contains or incorporates by reference or omits: (a) the financial statements, including the notes thereto and the auditors’ reports thereon, (b) the other financial, statistical and accounting information and (c) any statement or representation in any exhibits.

EXHIBIT B

Form of Opinions of Patricia A. Totten, General Counsel to the General Partner

1.                                       Jonah Gathering has been duly formed and is validly existing in good standing as a general partnership under the Wyoming Uniform Partnership Act. All of the general partner interests of Jonah Gathering are duly authorized and are beneficially owned by TEPPCO GP and TEPPCO Midstream free and clear of any security interest, lien, encumbrance, right to purchase or other claim, except as disclosed in the Prospectus or as provided in the agreement of partnership of Jonah Gathering or pursuant to the Wyoming Uniform Partnership Act  (A) in respect of which a financing statement under the Uniform Commercial Code (“UCC”) has been filed in the State of Wyoming naming TEPPCO GP or TEPPCO Midstream as debtor is on file in the offices of the Secretary of State of the State of Wyoming or (B) otherwise known to such counsel.

2.                                       To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which any of the TEPPCO Entities or any of their subsidiaries is subject or of which any of their respective properties is subject at law or in equity or before or, by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not so described.

3.                                       To such counsel’s knowledge, none of the TEPPCO Entities nor any of their subsidiaries is in violation of its partnership agreement, member agreement or other organizational documents, or is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which any of the TEPPCO Entities or any of their subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any Federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to any of the TEPPCO Entities or any of their subsidiaries, except where such violation, breach or default would not, individually or in the aggregate, have a Material Adverse Effect.

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EXHIBIT C

[Form of Lock-Up Agreement]

[Letterhead of officer or director of General Partner or major unitholder of Partnership]

TEPPCO Partners, L.P.
Public Offering of Units Representing Limited Partner Interests

June   , 2006

Citigroup Global Markets Inc.
Lehman Brothers Inc.
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between TEPPCO Partners, L.P., a  Delaware limited partnership (the “Partnership”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Units, each representing a limited partner interest, in the Partnership (the “Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Units of the Partnership or any securities convertible into or exercisable or exchangeable for Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting

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Agreement, other than (i) Units disposed of as bona fide gifts, (ii) transfers to any trust for the direct or indirect benefit of each person or the immediate family; provided that it shall be a condition to any such gift or transfer that the transferee/donee agrees to be bound by the terms of the lock-up letter agreement to the same extent as if the transferee/donee were a party hereto, and (iii) the filing or participation in the filing of a registration statement with the Commission in respect of Units or securities convertible into or exercisable or exchangeable for Units under any employee unit option plan, employee unit ownership plan or other employee benefit plan or distribution reinvestment plan.

“Immediate family” shall mean the undersigned’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouses, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major unitholder]

[Name and address of officer, director or major unitholder]

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